Exhibit 10.4

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) executed as of November 6, 2020, is by and among (a) AIR INDUSTRIES MACHINING, CORP., a New York corporation (“AIM”), NASSAU TOOL WORKS, INC., a New York corporation (“NTW”), and THE STERLING ENGINEERING CORPORATION, a Connecticut corporation (“Engineering”, and together with AIM and NTW, collectively the “Borrowers” and each a “Borrower”), (b) AIR INDUSTRIES GROUP, a Nevada corporation (together with its successors and permitted assigns, “Parent”), and AIR REALTY GROUP, LLC, a Connecticut limited liability company (“Realty”, and together with Parent, collectively the “Guarantors” and each a “Guarantor”; Borrowers and Guarantors are referred to herein collectively as the “Credit Parties” and each as a “Credit Party”), and (c) STERLING NATIONAL BANK, a national banking association (together with its successors and permitted assigns, the “Lender”).

W I T N E S S E T H:

WHEREAS, the Credit Parties and the Lender entered into that certain Loan and Security Agreement dated as of December 31, 2019 (the “Original Loan Agreement”, and as amended hereby, the “Loan Agreement”), for the purposes and consideration therein expressed, pursuant to which the Lender became obligated to make Loans to Borrowers as therein provided; and

WHEREAS, the Credit Parties and the Lender desire to amend the Original Loan Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Loan Agreement, in consideration of the Loans which may hereafter be made by the Lender to Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Article I
Definitions and References

Section 1.1 Terms Defined in the Original Loan Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Loan Agreement shall have the same meanings whenever used in this Amendment.

Article II
Amendment to Original Loan Agreement

Section 2.1 Term Loan Commitment. The amount “$3,800,000” appearing in the definition of “Term Loan Commitment” set forth in Section 1.1 of the Original Loan Agreement is hereby amended to read “$5,700,000”.

Section 2.2 Term Loan Commitment Period. The date “March 30, 2020” appearing in the definition of “Term Loan Commitment Period” set forth in Section 1.1 of the Original Loan Agreement is hereby amended to read “the First Amendment Closing Date”.

Section 2.3 Maturity Date. The definition of “Maturity Date” set forth in Section 1.1 of the Original Loan Agreement is hereby amended to read in its entirety as follows:

“Maturity Date” means December 30, 2022.

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Section 2.4 Judgment Reserve. Effective as of the date hereof, clause (b) of the definition of “Borrowing Base” set forth in Section 1.1. of the Original Loan Agreement is hereby amended to read as follows:

(b) the Judgment Reserve and the aggregate amount of any and all other reserves implemented by Lender pursuant to Section 2.1, in each case determined as of such day;

Section 2.5 New Definitions. Section 1.1 of the Original Loan Agreement is hereby amended to add the following definitions thereto, which definitions shall appear in proper alphabetical order and shall read in their respective entireties as follows:

“First Amendment” means the First Amendment to Loan and Security Agreement dated as of the First Amendment Closing Date, among the parties hereto.

“First Amendment Closing Date” means November 6, 2020.

“Judgment Reserve” means a reserve in the initial amount of $20,000; provided that (a) if Borrower provides to Lender evidence satisfactory to Lender that the judgment in favor of MSC Industrial Supply Co. in the amount of $28,203.62 has been paid and satisfied in full and any and all related liens have been released, the amount of the Judgment Reserve shall be reduced to $6,403; (b) if the Borrower provides to Lender evidence satisfactory to Lender that the judgment in favor of Perillos Bros. and Petro Inc. in the amount of $12,807.26 has been paid and satisfied in full and any and all related liens have been released, the amount of the Judgment Reserve shall be reduced to $14,102; and (c) if Borrower provides to Lender evidence satisfactory to Lender that both such judgments have been paid and satisfied in full and all related liens have been released, the amount of the Judgment Reserve shall be reduced to $0.00.

Section 2.6 Applicable Term Loan Advance Amount. The word “refinance” appearing in the definition of “Applicable Term Loan Advance Amount” set forth in Section 1.1 of the Original Loan Agreement is hereby amended to read “finance or refinance”.

Section 2.7 Term Loan. The word “refinancing” appearing in the second sentence of Section 2.1(b) of the Original Loan Agreement is hereby amended to read “financing or refinancing”.

Section 2.8 Commitment Fee. Section 3.2(a) of the Original Loan Agreement is hereby amended to add the following sentence to the end thereof, which sentence shall read in its entirety as follows:

In consideration of the increase of the Term Loan Commitment and other amendments provided in the First Amendment, Borrowers agree to pay to the Lender a fee in the amount of $20,000, which amount shall be payable on the First Amendment Closing Date.

Section 2.9 Mandatory Payments. The amount “$45,238” appearing in Section 4.3(a) of the Original Loan Agreement is hereby amended to read “$67,679”.

Section 2.10 Post-Closing Requirements. Section 8.20 of the Original Loan Agreement is hereby amended as follows:

(a) The date “February 15, 2020” appearing in subsection (a) is hereby amended to read “November 30, 2020”;

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(b) The date “September 30, 2020” appearing in subsection (b) is hereby amended to read “November 30, 2020”;

(c) Subsections (c) is hereby deleted; and

(d) Subsections (d), (e) and (f) are hereby amended to read as follows:

(d) On or before December 31, 2020, a UCC amendment in form and substance satisfactory to Lender, amending that certain UCC financing statement naming Engineering as debtor and MUFG Union Bank, N.A. as secured party, filed with the Connecticut Department of State (the “Connecticut Filing Office”), shall be authorized for filing by MUFG Union Bank, N.A. and filed in the Connecticut Filing Office; and in the event such UCC amendment is not so authorized and filed on or before such date, any and all Accounts owing to any Borrower by General Electric Company or any of its affiliates shall not be included as Eligible Accounts at any time after such date.

(e) Within thirty (30) days after the First Amendment Closing Date, Credit Parties shall (i) cause each of Signature Financial, Wells Fargo Equipment Finance, HVB Equipment Capital and BFG Corporation to terminate any and all UCC financing statements in favor of such creditors or (ii) cause an authorized representative of each such creditor to authorize Lender or its designee to file termination statements for such UCC financing statements.

(f) Within thirty (30) days after the First Amendment Closing Date, Credit Parties shall deliver to Lender (a) evidence satisfactory to Lender that Credit Parties have obtained contents coverage for Connecticut building 2 and an endorsement, in form and substance satisfactory to Lender, related to the property insurance for such building 2 which names Lender as lender loss payee with respect to such insurance, and (b) an endorsement, in form and substance satisfactory to Lender, which names Lender as additional insured with respect to liability insurance for all non-Connecticut locations of Credit Parties.

Section 2.11 Use of Proceeds. Clause (c) of Section 9.3 of the Original Loan Agreement is hereby amended to read as follows:

(c) on the Agreement Date and thereafter, (i) for working capital in the ordinary course of Borrowers’ business, and (ii) with regard to proceeds of the Term Loan, to finance or refinance Eligible Equipment on the First Amendment Closing Date.

Section 2.12 Schedules. Schedule 1.2 of the Original Loan Agreement is hereby amended to read in its entirety as set forth on Schedule 1.2 hereto, and Schedule 7.21 of the Original Loan Agreement is hereby amended to read in its entirety as set forth on Schedule 7.21 hereto.

Article III
Conditions of Effectiveness

Section 3.1 Effective Date. This Amendment shall become effective as of the date hereof once the following conditions precedent have been satisfied in full:

(a) Lender shall have received, at Lender’s office, a duly executed counterpart of this Amendment by each Credit Party;

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(b) Lender shall have received a payoff letter executed by each provider of any and all financing to be paid off with proceeds of a Term Loan Advance, in each case in form and substance acceptable to Lender;

(c) Lender shall have received a Borrowing Notice, meeting the requirements set forth in Section 2.2(a), for any Term Loan Advance to be made on the First Amendment Closing Date;

(d) Lender shall have received (A) a copy of the organizational documents of each Credit Party and all amendments thereto and  a copy of the bylaws or similar governing document of each Credit Party and all amendments thereto, or in each case a certification that such organizational documents or bylaws have not been amended, modified or terminated since the Agreement Date and are in full force and effect as of the First Amendment Closing Date, (B) certification of the name, signature and incumbency of all officers of such Person who are authorized to execute this Amendment and any other Loan Document or, with respect to Borrower Representative, request Loans and (C) a copy of authorizing resolutions approving the transactions contemplated by this Amendment, and authorizing and directing an officer or officers of such Person to sign and deliver this Amendment and all other Loan Documents to be executed by it in connection with this Amendment, duly adopted by such Person’s board of directors or similar governing body, all accompanied by a certificate from a secretary or a Responsible Officer of such Person dated as of the First Amendment Closing Date to the effect that each such item is true and complete and in full force and effect as of the First Amendment Closing Date;

(e) Lender shall have received payment of the fee in the amount of $20,000 payable on the First Amendment Closing Date in accordance with Section 3.2(a) of the Loan Agreement, in immediately available funds on or before the date hereof;

(f) Borrowers shall have paid all reasonable out-of-pocket expenses of Lender, including reasonable fees and expenses billed to date of Lender’s outside legal counsel incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the transactions contemplated hereby;

(g) After giving effect to this Amendment, all representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though such representations and warranties are made on and as of such date (except to the extent any such representations and warranties relate solely to an earlier date); and

(h) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Article IV
Representations and Warranties

Section 4.1 Representations and Warranties of Credit Parties. In order to induce the Lender to enter into this Amendment, Credit Parties represent and warrant to the Lender that:

(a) The representations and warranties contained in Article VII of the Original Loan Agreement are true and correct in all material respects at and as of the time of the effectiveness hereof; provided, however, (i) the foregoing materiality qualifier shall not apply to those representations and warranties that, by their terms, are already so qualified, and (ii) those representations and warranties containing a reference to a particular date shall continue to be qualified by reference to such date;

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(b) Each Credit Party is duly authorized to execute and deliver this Amendment, each Credit Party is and will continue to be duly authorized to perform its obligations under the Loan Agreement and each Borrower is and will continue to be duly authorized to borrow Loans under the Loan Agreement. Each Credit Party has duly taken all corporate or limited liability company action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Credit Party hereunder;

(c) The execution and delivery by each Credit Party of this Amendment, the performance by each Credit Party of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of any Credit Party, or of any material agreement, judgment, license, order or permit applicable to or binding upon any Credit Party, or result in the creation of any lien, charge or encumbrance upon any assets or properties of any Credit Party;

(d) Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by each Credit Party of this Amendment or to consummate the transactions contemplated hereby;

(e) When duly executed and delivered, this Amendment will be a legal and binding instrument and agreement of each Credit Party, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally; and

(f) After giving effect to this Amendment, no Default or Event of Default exists under the Loan Agreement or any of the other Loan Documents.

Article V
Miscellaneous

Section 5.1 Ratification of Agreement. The Original Loan Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to refer to the Original Loan Agreement, as amended by this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document. The Credit Parties ratify and confirm that all guaranties, assurances and Liens granted, conveyed or assigned to Lender under the Loan Documents (as they may have been renewed, extended and amended) are not released, reduced or otherwise adversely affected by this Amendment and continue to guarantee, assure and secure the full payment and performance of the present and future Obligations and agree to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional documents and certificates as Lender may reasonably request in order to create, perfect, preserve and protect those guaranties, assurances and Liens.

Section 5.2 Survival of Agreements. All representations, warranties, covenants and agreements of Credit Parties herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrowers or any other Credit Party hereunder or under the Loan Agreement to Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Person(s) under this Amendment and under the Loan Agreement.

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Section 5.3 Loan Document. This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.

Section 5.4 Governing Law. THIS AMENDMENT HAS BEEN EXECUTED OR COMPLETED AND/OR IS TO BE PERFORMED IN NEW YORK, AND IT AND ALL TRANSACTIONS HEREUNDER OR PURSUANT HERETO SHALL BE GOVERNED AS TO INTERPRETATION, VALIDITY, EFFECT, RIGHTS, DUTIES AND REMEDIES OF THE PARTIES THEREUNDER AND IN ALL OTHER RESPECTS BY THE LAWS OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW.

Section 5.5 Counterparts; Fax; Final Agreement. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed and taken together shall be deemed to constitute one and the same Amendment. This Amendment may be duly executed and delivered by facsimile, electronic mail or other electronic transmission.

Section 5.6 Release. Each Credit Party, on behalf of itself and, as applicable, such Credit Party’s predecessors, successors, successors-in-interest, partners, members, shareholders, managers, directors, officers, heirs, beneficiaries, agents and assigns (each, a “Releasing Person” and collectively, the “Releasing Persons”): (i) does hereby forever RELEASE, ACQUIT, REMISE and FOREVER DISCHARGE Lender and its Affiliates, Equity Interest owners, present and former officers, directors, stockholders, members, managers, employees, attorneys, agents and other representatives, and the respective predecessors, successors, successors-in-interest, assigns, heirs, and representatives of each of the foregoing (each, a “Releasee” and collectively, the “Releasees”) from any and all actions, causes of action, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, rights, claims, demands, liabilities, losses, rights to reimbursement, subrogation, indemnification or other payment, costs or expenses, and reasonable attorneys’ fees, whether in law or in equity, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, and whether representing a past, present or future obligation of the Releasees, or any of them, that any of the Releasing Persons ever had from the beginning of time, may have or hereafter can, may or shall have against the Releasees, or any of them, which have arisen or accrued prior to or as of the date of this Amendment, in each case to the extent in any way relating to or arising out of or in connection with: (a) any of the Obligations or the Loan Documents; (b) any of the transactions consummated under any of the Loan Documents; (c) the making of any Loan or the use of the proceeds thereof; (d) the Collateral; (e) the exercise by Lender of any right or remedy under or with respect to the Loan Documents, the Obligations, or the Collateral; (f) the conduct of the relationship between or among the Lender and any one or more of the Credit Parties (or any one or more of them); (g) fraud, dominion, control, alter ego, instrumentality, misrepresentation, NEGLIGENT MISREPRESENTATION, duress, coercion, undue influence, interference, NEGLIGENCE OR GROSS NEGLIGENCE, business interruption or lost profits, slander, libel or damage to reputation; (h) estoppel, promissory estoppel or waiver; (i) usury or penalty or damages therefor, from any advances or loans, or from the contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate; (j) intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with governance or prospective business advantage, or mistake; (k) any act, failure to act, event, omission, transfer, payment or transaction occurring on or prior to the date of this Amendment; (l) any fee, penalty or payment charged or paid under or in connection with the Loan Documents or this Amendment; or (m) the negotiation of this Amendment and any Loan Documents (each a “Claim” and collectively, “Claims”) and (ii) does hereby agree and covenant not to assert or prosecute against any or all of the Releasees any Claims.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

AIR INDUSTRIES MACHINING, CORP., as a Borrower

By:	/s/ Michael Recca
Name:	Michael Recca
Title:	Chief Financial Officer

NASSAU TOOL WORKS, INC., as a Borrower

By:	/s/ Michael Recca
Name:	Michael Recca
Title:	Chief Financial Officer

THE STERLING ENGINEERING CORPORATION, as a Borrower

By:	/s/ Michael Recca
Name:	Michael Recca
Title:	Chief Financial Officer

AIR INDUSTRIES GROUP, as a Guarantor and a Credit Party

By:	/s/ Michael Recca
Name:	Michael Recca
Title:	Chief Financial Officer

AIR REALTY GROUP, LLC, as a Guarantor and a Credit Party

By:	/s/ Michael Recca
Name:	Michael Recca
Title:	Chief Financial Officer

STERLING NATIONAL BANK, as Lender

By:	/s/ Mark Long
Mark Long
Senior Vice President

First Amendment to Loan and Security Agreement (Air Industries) - Signature Page

SCHEDULE 1.2

Term Loan Primary Collateral

See the list annexed hereto which was derived from the Appraisal Report dated October 26, 2020, prepared by Tiger Group and provided to Lender.

First Amendment to Loan and Security Agreement (Air Industries) - Schedule 1.2

SCHEDULE 7.21

Debt

Original Lessor	Account Number	Principle Balance as of 11-30-19	Payoff Amount	Monthly Payment	Appraisal Valuation	Last Payment Date	Description
NMHG Financial		$10,500.21		$409.42		2-1-22	Yale Forklift
HVB Equipment Capital LLC*
Leaf Capital Funding, LLC							Copiers

* This lease has been paid off

The following two Supplier Agreements will remain in place after closing:

Air Machining -

Citibank, N.A. – as described in UCC Filing Number 201901160022494, Citibank claims an interest in receivables due from Sikorsky and United Technologies to the extent those receivables are purchased by Citibank.

Sterling Engineering –

Citibank Europe PLC - as described in UCC Filing Number 0003096251, Citibank claims an interest in receivables due from GKN to the extent those receivables are purchased by Citibank Europe.

The following UCC filing and related obligations will remain in place after closing:

As described in UCC Filing Number 2013025063-0, Taglich Brothers, Inc., as agent for purchasers, claims an interest in payments due to Parent from Meyer Tool, Inc.

The following Supplier Agreement will remain in place after closing on the First Amendment:

MUFG – Receivable Purchase Agreement dated July 16, 2020, between The Sterling Engineering Corporation and MUFG Union Bank, N. A., as described in UCC Filing Number 0003395898, pursuant to which MUFG claims an interest in receivables due from General Electric Company or a subsidiary or affiliate of GE to the extent those receivables are purchased by MUFG.

The following State Tax Lien will remain in place after closing on the First Amendment:

Lien for $100 in favor of the New York State Commissioner of Taxation- Index No. EO45968238W0013

First Amendment to Loan and Security Agreement (Air Industries) – Schedule 7.21